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                                                                   EXHIBIT (3)-1
                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                            THE FORSCHNER GROUP, INC.
                            (a Delaware Corporation)
                            (as of February 15, 1995)


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

               Section 1. Time and Place. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, and at such time as shall be designated from time to time by the Board and stated in the notice of meeting, or in a duly executed waiver of notice thereof.

               Section 2. Annual Meeting. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding



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annual meeting. At each annual meeting the stockholders shall elect a Board and shall transact such other business as may properly be brought before the meeting. Elections of Directors need not be by written ballot. Written notice stating the place, date and hour of the annual meeting shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting unless the lapse of the prescribed period of time shall have been waived.


               Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation, may be called by the President, and shall be called by the President or Secretary at the request in writing by a majority of the Board, or at the request in writing of stockholders owning twenty percent of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called, and by or at whose direction it is being issued shall be given to each stockholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting unless the lapse of the prescribed period of time shall have been waived.




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               Section 4. Quorum and Voting. Each stockholder shall, at any meeting of the stockholders, be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder and, except as otherwise provided by the certificate of incorporation, or by operation of law, the presence and affirmative vote of a majority of the holders of all of the stock of the Corporation issued and outstanding and entitled to vote thereat, in person or represented by proxy, shall be necessary and shall constitute a quorum for the transaction of business and the valid action of the stockholders at all meetings of the stockholders. If however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.



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               Section 5. Proxies. Every proxy must be executed in writing by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.

               Section 6. Consents. Whenever, by any provision of law, the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting (and notice thereof) and the vote of stockholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted, if such a meeting were held, shall consent in writing to such corporate action being taken. Prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

               Section 7. List of Stockholders. the officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address


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of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

               Section 8. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next




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preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE II
                                    DIRECTORS

               Section 1.  Number.  The Board of Directors shall
consist of one or more members. The number of directors shall be fixed by the Board of Directors.

               Section 2. Election and Tenure of Directors. Directors shall be elected at the annual meetings of the stockholders, except as provided in
Section 4 of this Article, and each Director elected shall hold office until the next annual meeting and his successor is elected and qualified, subject to the provisions of Section 3 of this Article. Directors need not be stockholders, citizens of the United States, or residents of the State of Delaware.

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               Section 3. Resignation; Removal. Any director may resign at any time. Any or all of the Directors may be removed, with or without cause, at any time by the vote of the stockholders entitled to vote for the election of Directors at a special meeting called for such purpose. Any Director may be removed for cause by the action of the Board.

               Section 4. Vacancies. If any vacancy occurs in the Board by reason of the death, resignation, retirement, disqualification or removal from office of any Director (with or without cause), or if any new directorships are created, the directors then in office shall choose a successor or successors, or shall fill the newly created directorships (as the case may be) and the Directors so chosen shall hold office until the next annual meeting and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies


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or newly created directorships, or to replace the Directors chosen by the
Directors then in office.

               Section 5. Management of Business. The business of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE III
                              MEETINGS OF THE BOARD

               Section 1. Place. The Board of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

               Section 2. First Meeting. The first meeting of each newly elected Board shall be held at such time and place as shall be announced at the annual meeting of stockholders, and no further notice of such meeting to the newly elected Directors shall be necessary in order to constitute the meeting, provided a quorum shall be present. In the event of the failure to so announce the time and place of such meeting, or in the event that such meeting is not held at the time and place so announced, the meeting may be held at such time and place as shall be specified




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in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a duly executed waiver of notice thereof.

               Section 3. Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

               Section 4. Special Meetings. Special Meetings of the Board may be called by the President on one business days notice to each Director. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

               Section 5.  Quorum and Voting.

                      (a)    Except as provided by the Corporation's
Certificate of Incorporation, these By-Laws or by operation of law, the presence of a majority of the Directors then in office shall be necessary to constitute a quorum for the transaction of business at all meetings of the Board and the affirmative vote of a majority of the Directors present at a meeting of the Board at which a quorum is present shall be necessary to constitute the valid action of the Board.


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                      (b)    If a quorum shall not be present at any
meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

               Section 6. Consents. Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or Committee.

               Section 7. Electronic Communication. Any one or more members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV
                             COMMITTEES OF THE BOARD

               Section 1. Designation. The Board by resolution passed by a majority of the whole Board, may designate from among




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its members one or more committees, each consisting of one or more Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

               Section 2.  Minutes; Tenure.  Each committee shall
keep regular minutes of its meetings and report the same to the Board when required. Each committee shall serve at the pleasure of the Board.

                                    ARTICLE V
                            COMPENSATION OF DIRECTORS

               Directors, as such, may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a




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fixed sum for attendance at each meeting of the Board or a stated salary as
Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE VI
                                     NOTICES

               Section 1. Form; Delivery. Notices to Directors and stockholders shall be in writing and may be delivered personally or by mail or telegram. Notice by mail shall be deemed to be given at the time when deposited in the post office or a letter box, in a post-paid sealed wrapper, and addressed to Directors or stockholders at their addresses appearing on the records of the Corporation.

               Section 2. Waiver. Whenever any notice is required to be given by any statute, the certificate of incorporation, or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, should be deemed equivalent to such notice. In addition, any shareholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereunder to him, and any


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Directors attending a meeting of the Board without protesting prior to the meeting or its commencement such lack of notice, shall be conclusively deemed to have waived such notice of such meeting.

                                   ARTICLE VII
                                    OFFICERS

               Section 1. Offices; Election; and Tenure. The officers of the Corporation shall be chosen by the Board and shall be a Chairman of the Board, a Chairman of the Executive Committee, a President, a Secretary and a Treasurer. The Board may also choose a Vice-President, additional Vice-Presidents, a Senior Managing Director, a Managing Director and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer, and the Board may appoint such other officers and agents as its shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

               Section 2. Resignation; Removal. Any or all of the officers elected or appointed by the Board may be removed by the



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Board at any time with or without cause and any officer may resign at any time upon written notice.

               Section 3. Vacancies. If an office becomes vacant for any reason, the Board shall fill such vacancy. Any officer so elected by the Board shall serve only until such time as the unexpired term of his or her predecessor shall have expired unless re-elected by the Board.

               Section 4. Compensation. The compensation of each officer of the Corporation shall be fixed by the Board, and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto duly authorized.

               Section 5. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he is present and shall perform such other duties as may from time to time be assigned to him by the Board of Directors but, in the absence of such assignment, shall have no executive duties.

               Section 6. Chairman of Executive Committee. The Chairman of the Executive Committee shall preside at all meetings of the Executive Committee of the Board of Directors of the Corporation at which he is present and shall perform such other duties as may from time to time be assigned to him by the Board



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of Directors but, in the absence of such assignment, shall have no executive duties.

               Section 7. Senior Managing Director. The Senior Managing Director, if any, shall perform such duties as may, from time to time, be assigned to him by the Board of Directors.

               Section 8. Managing Director. The Managing Director, if any, shall perform such duties as may from time to time be assigned to him by the Board of Directors.

               Section 9. The President. The President shall be the Chief Executive Officer of the Corporation, shall have the general powers and duties of supervision and management of the Corporation and shall exercise such other powers and duties as shall be assigned to him from time to time by the Board of Directors or the Chairman of the Board.

               Section 10. Vice-Presidents. The Vice-President, if any, or if there be more than one, the Vice-Presidents in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board or the President shall prescribe.


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               Section 11. The Secretary. The Secretary shall attend all
meetings of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he or she shall act. He or she shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He or she shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary.

               Section 12. Assistant Secretaries. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the President shall prescribe.


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               Section 13. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

               Section 14. Assistant Treasurers. The Assistant Treasurer, if any, or if there be more than one, the Assistant Treasurers in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of




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the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board or the President shall prescribe.

                                  ARTICLE VIII
                               SHARE CERTIFICATES

               Section 1. Form; Signature. The certificates for share of the Corporation shall be in such form as shall be determined by the Board and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the President and (a) the Treasurer or an Assistant Treasurer or (b) the Secretary or an Assistant Secretary, and shall bear the seal of the Corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, the signature of any such officer may be a facsimile signature. In case any officer, transfer agent or registrar who signed, or whose facsimile signature or signatures were placed on any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may, nevertheless, be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.



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               Section 2. Lost Certificates. The Board may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the stockholder of the lost or destroyed certificate or his or her legal representative. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

               Section 3. Registration of Transfer. Upon compliance with provisions, if any, restricting the transfer or resignation of transfer of shares and upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and the payment of any and all taxes due thereon, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.



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               Section 4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

               Section 5. Notations on Certificates. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law of the State of Delaware. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

               Section 6. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board, to



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those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a stockholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificates representing full shares of stock before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board may determine.

                                   ARTICLE IX
                               GENERAL PROVISIONS

               Section 1. Dividends. Subject to the provisions of the certificate of incorporation, dividends upon the capital stock of the Corporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law and may be paid in cash, in property, or in shares of the capital stock of the Corporation.



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               Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

               Section 3. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

               Section 4. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise fixed by resolution of the Board of Directors, commence on the first day of January of each year.

               Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Delaware". The seal




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may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                    ARTICLE X
                                   AMENDMENTS

               These By-Laws may be altered, amended or repealed or new By-Laws may be adopted: (1) by the stockholders at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting, or (2) by the Board at any regular meeting of the Board or at any special meeting of the Board if notice of such alteration, amendment or adoption of new By-Laws is contained in the notice of such meeting.

                                   ARTICLE XI
                                 INDEMNIFICATION

               Section 1. Right to Indemnification. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, including service with



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respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and (ii) the Corporation may indemnify and hold harmless in such manner any person who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise; provided, however, that except as provided in Section 3 hereof, the Corporation shall indemnify any such person seeking


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indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. In the event a director or officer of the Corporation shall serve as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise in which the Corporation maintains an investment it shall be conclusively presumed for purposes of the indemnification provided for in subsection (ii) above that such service has been undertaken at the request of the Corporation. The foregoing presumption shall apply regardless of whether such director or officer is serving such entity at the request of a third party or that his or her service with such entity was commenced prior to the effectiveness of this Article of the Certificate of Incorporation or prior to his or her becoming an officer or director of the Corporation. The right to indemnification conferred in this subsection (i) above shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person's service or continued service with the Corporation for any period after the adoption of this Article of the By-Laws and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or


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officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               Section 2. Right of Claimant to Bring Suit. If a claim under subsection 2(i) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible



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under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders), that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               Section 3. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

               Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another


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corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.





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